Exhibit 3.1

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

	Filed in the office of	Document Number
Amendment to		20150014181-03
Certificate of Designation	Barbara K. Cegavske	Filing Date and Time
After Issuance of Class or Series	Secretary of State	01/13/2015 10:16 AM
(PURSUANT TO NRS 78.1955)	State of Nevada	Entity Number
E0146522013-6

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations

(Pursuant to NRS 78.1955 - After issuance of Class or Series)

1. Name of corporation:

Amarantus Bioscience Holdings, Inc.

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

Series E Convertible Preferred Stock

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

The third Whereas clause of the Certificate of Designation of the Corporation for the Series E Convertible Preferred Stock shall be deleted in its entirety and replaced with the following.

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preference, restrictions and other matters relating to a series of the preferred stock, which shall consist of, except as otherwise set forth in the Purchase Agreement, up to 7,223 shares of the preferred stock which the Corporation has the authority to issue, as follows:

5. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

/s/ Marc Faerber
Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fess.	Nevada Secretary of State NRS Amend Designation – After
Revised: 1-5-15

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF DESIGNATION OF

AMARANTUS BIOSCIENCE HOLDINGS, Inc.

Pursuant to Section 78.1955 of the

Nevada Revised Statutes

SERIES E CONVERTIBLE PREFERRED STOCK

On behalf of Amarantus BioScience Holdings, Inc., a Nevada corporation (the “Corporation”), the undersigned hereby certifies that the following resolution has been duly adopted by the board of directors of the Corporation (the “Board”):

RESOLVED, that, pursuant to the authority granted to and vested in the Board by the provisions of the articles of incorporation of the Corporation (the “Articles of Incorporation”):

1.	The third Whereas clause of the Certificate of Designation of the Corporation for the Series E Convertible Preferred Stock shall be deleted in its entirety and replaced with the following:

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of, except as otherwise set forth in the Purchase Agreement, up to 7,223 shares of the preferred stock which the Corporation has the authority to issue, as follows:

2.	Section 2 of the Certificate of Designation of the Corporation for the Series E Convertible Preferred Stock shall be deleted in its entirety and replaced with the following:

Section 2.           Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series E 12% Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be up to 7,223 (which shall not be subject to increase without the written consent of all of the holders of the Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Preferred Stock shall have a par value of $0.001 per share and a stated value equal to $1,000, subject to increase set forth in Section 3 below (the “Stated Value”).

IN WITNESS WHEREOF, the undersigned have duly signed this Certificate of Amendment to the Certificate of Designation of the Series E Convertible Preferred Stock as of this 13th day of January 2015.

Amarantus BioScience Holdings, Inc.

/s/ Marc Faerber
By: Marc Faerber
Title: Secretary and V.P. Finance